Exhibit 10.55

Summary of Compensation for Non-Employee Directors
Effective January 1, 2009

Annual Board Retainer                                                             $  50,000

Board Meeting Fee                                                                    $    1,500 per meeting attended

Committee Chair Annual Retainer
Audit/Compensation                                               $  15,000

Committee Chair Annual Retainer
Other Committees                                                     $  10,000

Committee Meeting Fee                                                             $    1,500 per meeting attended

Annual Equity Grant (1)                                                             $125,000

(1)	Granted in the form Restricted Stock Units effective January 30, 2009. Each director received 8,760 Restricted Stock Units which will vest in full on December 31, 2009.